UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

  Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DESEO SWIMWEAR INC.
(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

2300

(Primary Standard Industrial Classification Code Number)

47-3812711

(I.R.S. Employer Identification Number)

2120 K Street – Unit 2

San Diego, California 92102

800-390-3103

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Incsmart.biz, Inc.

4264 Lady Burton Street

Las Vegas, Nevada 89129

(888) 681-9777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Offering price per unit	Aggregate offering price	Amount of registration fee

Common	7,355,000	[1]	$0.01	$73,550	$7.41

[1] Represents shares of the Registrant's common stock being registered for resale that have been issued to the selling stockholders named in this registration statement.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

We are an "Emerging Growth Company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act"), and will therefore be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See Risk Factors, beginning on page 7.

SUBJECT TO COMLETION, Dated March _____, 2016

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DEALER PROSPECTUS DELIVERY OBLIGATION

Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS

DESEO SWIMWEAR INC.

7,355,000 Shares of Common Stock

The selling shareholders names in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective dated.

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. See section entitled "Risk Factors" on pages 7 – 11.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTC Market, OTCQB platform, and thereafter at prevailing market prices or privately negotiated prices. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. There is no assurance of when, if ever, our stock will be listed on an exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offence.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. Our independent registered public accountant has issued an audit opinion on Deseo Swimwear Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

The Date of this Prospectus is: _________, 2016

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SUMMARY OF OUR OFFERING

Prospective investors are urged to read this prospectus in its entirety.

We intend to commence operations in the swimwear industry. We propose to design, manufacture and market a line of Dominican Republic inspired swimwear. Our swimwear will be used on the beach, as well as in general recreational settings. We believe the Deseo Swimwear will become a recognized brand name in the Dominican inspired swimwear category. Founded in April of 2015, we have cultivated our proposed brand image through a variety of innovative designs. We plan to have our swimwear manufactured in the Dominican Republic and the United States to the highest specifications in quality, performance and styling.

Since our inception of April 20, 2015 we have started pre-launch operations, beginning with the designing of our first line of swimwear under the brand name DS-Series. We have also initiated the design of our web-site and begun sourcing third-party manufacturers to produce our swimwear line.

We were incorporated on April 20, 2015 under the laws of the state of Nevada. Our principal offices are located at 2120 K Street – Unit 2, San Diego, California 92102. Our telephone number is 800-390-3103.

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THE OFFERING

Securities Being Offered	Up to 7,355,000 shares of common stock

Offering Price

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTCQB, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering

The offering will conclude when all of the 7,355,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decided at any time to terminate the registration of the shares at our sole discretion. In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued and to be Issued

7,355,000 shares of common stock to be sold in this prospectus are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by the existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Market for the Common Stock

There has been no market for our securities. Our common stock is not traded on any exchange or on the Over-the-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the OTCBB or OTCQB. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop or, if developed that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of December 31, 2015
Balance Sheet
Total Assets	$17,708
Total Liabilities	$12,731
Stockholders' Equity	$4,977

For the period from April 20, 2015 (inception) To December 31, 2015
Statement of operations
Revenue	$-
Total Operating Expenses	$13,378
Net Loss	$(13,378)

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

THERE IS SUBSTANTIAL DOUBT AS TO WHETHER WE WILL CONTINUE OPERATIONS. IF WE DISCONTINUE OPERATIONS, YOU COULD LOSE YOUR INVESTMENT.

We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $13,378. These factors raise substantial doubt regarding the ability of our business to continue as a going concern. We anticipate that we will incur increased expenses without realizing enough revenues. We therefore expect to incur significant losses in the foreseeable future. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to access the swimwear retail and on-line market with our proposed swimwear designs. We cannot guarantee that we will be successful in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations. If this happens, you could lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

While at December 31, 2015, we had cash on hand of $17,708 and we have had $13,378 in expenses since inception. At this rate, we expect that we will only be able to continue operations for one year without additional funding. We anticipate that additional funding will be needed for general administrative expenses, purchasing of amusement machines and related advertising costs. We have not generated any revenue from operations to date. In order to expand our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan. We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

BECAUSE WE HAVE COMMENCED LIMITED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We were incorporated on April 20, 2015 and to date have been involved primarily in organizational activities. We have not earned revenues as of the date of this prospectus and have incurred total losses of $13,378 from our incorporation to December 31, 2015. Accordingly, you cannot evaluate our business, and therefore our future prospects, due to a lack of operating history. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will be able to expand our business operations. Even if we expand our operations, at present, we do not know precisely when this will occur.

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WE MAY IN THE FUTURE ISSUE ADDITIONAL SHARES OF COMMON STOCK, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 18,355,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

BECAUSE OUR SOLE OFFICER AND DIRECTOR OWN 59.93% OF OUR OUTSTANDING COMMON STOCK, THEY WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our sole officer and director, own 59.93% of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Ms. Cope may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our officers and sole director will only be devoting limited time to our operations. Suzanne Renee Cope, our sole officer and director, intends to devote approximately 30% of her business time to our affairs. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Suzanne Renee Cope from her other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, Ms. Cope may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

IF SUZANNE RENEE COPE, OUR SOLE OFFICER AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER THAT COULD RESULT IN OUR OPERATIONS SUSPENDING. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

We are extremely dependent on the services of our sole officer and director, Suzanne Renee Cope, for the future success of our business. The loss of the services of Ms. Cope could have an adverse effect on our business, financial condition and results of operations. If she should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

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BECAUSE WE HAVE OUR SOLE OFFICER AND DIRECTOR WHO HAS NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGENENT, WHO IS RESPONSIBLE FOR OUR MANAGERIAL AND ORGANIZATIONAL STRUCTURE, IN THE FUTURE, THERE MAY NOT BE EFFCTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

Our sole officer and director has no formal training in financial accounting and management; however, she is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls. While Ms. Cope has no formal training in financial accounting matters, she has been reviewing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, she will be responsible for the administration of them. Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment, however, because of the small size of our expected operations, we believe that she will be able to monitor the controls she will have created and will be accurate in assembling and providing information to investors.

OUR PRESIDENT AND CHIEF EXECUTIVE OFFIER DOES NOT HAVE ANY FORMAL TRAINING SPECIFIC TO THE SWIMWEAR BUSINESS.

Our President and Chief Executive Officer is Suzanne Renee Cope. She is also the principal designer of the Company's proposed swimwear line. Ms. Cope has no direct training or experience in designing, developing and marketing a swimwear product business for the general market place. Our management team may not be fully aware of the specific requirements related to working within this industry. Consequently, our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.

OUR COMPETITION IS INTENSE IN ALL PHASES OF OUR BUSINES. IF WE ARE UNABLE TO ATTRACT ENOUGH CUSTOMERS TO PURCHASE OUR SWIMWEAR, OUR BUSINESS WILL FAIL.

The Swimwear market is includes major brands, such as Victoria Secret, Speedo, Catalina and Janzen . It also has many boutique and specialty on-line retail outlets such Cali Dreaming, Giejo, Sea Dreamer and Triangl to name a few. They are many online avenues to purchase swimwear products, as well as through clothing retail outlets and swimwear specialty stores. Nearly all of our competitors are more experienced, have vastly greater financial and management resources and have more established proprietary trademarks and distribution networks than we do. These and other competitors are likely to have distribution channels for their products that we do not have, which places us at a significant disadvantage. Failure of the Company to achieve market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations. If we are unable to attract enough customers, our business will fail.

WE INTEND TO HAVE OUR PROPOSED SWIMWEAR TO BE MANUFACTURED BY SUPPLIERS IN THE DOMINICAN REPUBLIC AND THE UNITED STATES . OUR ABILITY TO EAR REVENUES COULD BE DISRUPTED IN ANY OF OUR SUPPLIERS DECIDE THEY NO LONGER DESIRE TO PROVIDE US WITH OUR PRODUCT.

Our initial swimwear designs we intended to be source our manufacturing from the Dominican Republic and the United States . We have not entered into any supply agreements with any potential suppliers of swimwear. We expected to rely on a minimal number of suppliers for our product for the foreseeable future. In the event that any of our suppliers no longer desire to provide products, we may be forced to locate alternative suppliers. We cannot guarantee that we will be able to obtain our products from alternative suppliers. Failure to obtain alternative sources will disrupt our operations and hinder our ability to generate revenues.

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OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE "PENNY STOCK' RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

WE ARE AN "EMERGING GROWTH COMPANY" AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANY WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an "emerging growth company," as defined in the Jumpstart our Business Start-ups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Start-ups Act, "emerging growth companies" can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not "emerging growth companies."

WHEN OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTCBB OR THE OTCQB, THE TRADING PRICE MAY FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

 As of the date of this Registration Statement, our common stock does not yet trade on the OTCBB or QTCQB. When our shares of common stock commence trading on the OTCBB or QTCQB, there is a volatility associated with OTCBB or OTCQB securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

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THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the OTCBB or OTCQB after the Registration Statement relating to this prospectus is declared effective by the SEC. WE do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the OTCBB or OTCQB or a public trading market does not otherwise develop, purchasers of the share may have difficult selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company. We have no experience in complying with the various rules and regulations, which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEBLE FUTURE.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, in any, in the market value of our common stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

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Determination of Offering Price

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTCQB, and thereafter at prevailing market prices or privately negotiated prices. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. There is no assurance of when, if ever, our stock will be listed on an exchange.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 7,355,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933. All shares were acquired outside of the United States by non-U.S. persons. The shares include the following:

•

7,355,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on June 1, 2015.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each prior to this offering;

2.	the total number of shares that are to be offered for each;

3.	the total number of shares that will be owned by each upon completion of the offering; and

4.	the percentage owned by each upon completion of the offering.

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Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares To Be Owned Upon Completion Of This Offering	Percentage of Shares Owned Upon Completion Of This Offering

Ivan Ricardo Montilla Cuello	300,000	300,000	Nil	Nil
Jose Carlos Suarz Caceres	285,000	285,000	Nil	Nil
Yodaliz del la Cruz	280,000	200,000	Nil	Nil
Miguel Angel Cruz	300,000	300,000	Nil	Nil
Ivan Suero De Jesus	300,000	300,000	Nil	Nil
Dayson Gabriel Sosa Demorizi	185,000	185,000	Nil	Nil
Artemio Alberto Cedano Diaz	280,000	280,000	Nil	Nil
Ricardo Marte De Jesus	280,000	280,000	Nil	Nil
Luis Miguel Suarez Diguele	200,000	200,000	Nil	Nil
Cesar Alberto Ramirez Guzman	170,000	170,000	Nil	Nil
Alan Francisco Jimenez	300,000	300,000	Nil	Nil
Hassell Antonio Francis Lebron	160,000	160,000	Nil	Nil
Jeffri Maldonado	170,000	170,000	Nil	Nil
Jose Dolores Barrous Medina	235,000	235,000	Nil	Nil
Martin Encarnacion Ozorio	170,000	170,000	Nil	Nil
Elisa Caceres Palacios	300,000	300,000	Nil	Nil
Luisa Alejandrina Diaz Perez	260,000	260,000	Nil	Nil
Narcys Joelissa Sosa Pena	270,000	270,000	Nil	Nil
Francisca Peralta S.	150,000	150,000	Nil	Nil
Amaury German Peralta	255,000	255,000	Nil	Nil
Franchesca Santana Perez	210,000	210,000	Nil	Nil
Leonardo Perez	300,000	300,000	Nil	Nil
Diego Manuel Garcia Sanchez	170,000	170,000	Nil	Nil
Francisco A. Sanchez G.	300,000	300,000	Nil	Nil
Joaquin de los Santos	290,000	290,000	Nil	Nil
Daniela De Castro Tejeda	300,000	300,000	Nil	Nil
Marino Abrev Tejea	235,000	235,000	Nil	Nil
Pedro Morel Valdez	170,000	170,000	Nil	Nil
Crucelia Al T. Perez Vallejo	255,000	255,000	Nil	Nil
Yaneiry Perez Vallejo	275,000	275,000	Nil	Nil

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The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 18,355,000 shares of common stock issued and outstanding on the date of this prospectus.

None of the selling shareholders:

•	has had a material relationship with us other than as a shareholder at any time within the past three years;

•	has ever been one of our officers or directors;

•	is a broker-dealer; or a broker-dealer's affiliate.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.01 per share until our shares are quoted on the OTCQB, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily, based upon the price of the last sale of our common stock to investors There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us. There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

The Company has advised each selling shareholder that it may not use shares registered on this registration statement to cover sales of common stock made prior to the date on which this registration statement share have been declared effective by SEC. If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act, and the rules and regulations thereunder promulgated, including, without limitations, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

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The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

•	Not engage in any stabilization activities in connection with our common stock;

•	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

•	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system):

•

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

•	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•	a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

•	a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•	a toll-free telephone number for inquiries on disciplinary actions;

•	a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

•	bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and as prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer's account.

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In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of December 31, 2015, there were 18,355,000 shares of our common stock issued and outstanding that are held by 31 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

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Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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Befumo & Schaeffer, PLLC, 1629 K Street, NW Suite 300, Washington, DC 20006 has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

The financial statements included in this prospectus and the registration statement have been audited by GBH CPAs, PC, 6002 Rogerdale Road, Suite 500, Houston, Texas 77072 to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

We are a designer, manufacturer and marketer of Dominican Republic inspired swimwear. Our swimwear will be used on the beach, as well as in general recreational settings. We believe the Deseo Swimwear will become a recognized brand name in the Dominican inspired swimwear category. Founded in April of 2015, we have cultivated our proposed brand image through a variety of innovative designs. We plan to have our swimwear manufactured in the Dominican Republic and the United States to the highest specifications in quality, performance and styling.

The Company plans to sell its proposed high-end Dominican inspired swimwear product to boutique retailers and niche on-line stores primarily in Nor th America and then eventually expand to a larger international market if successful. The Company plans to launch its website as an advertising tool to drive potential customers to our expected boutique retailers and niche on-line stores who we expect to sell our products.

Since our inception of April 20, 2015 we have started pre-launch operations, beginning with the designing of our first line of swimwear under the brand name DS-Series. We have also initiated the design of our web-site and begun sourcing third-party manufacturers to produce our swimwear line.

Swimwear Market in General

During 2014, retail sales of new swimwear globally totaled $13.25 billion according to the NPD Group. Of the categories defined and tracked by the NPD Group, we believe our addressable market includes swimwear categories including Women's Swimwear, Men's Swimwear, Girls' Swimwear and Boys' Swimwear. For 2013, the market share of retails sails of new Women, Men, Girls and Boys Swimwear in the U.S. were 70%, 17%, 10% and 4% respectively. As a result, we believe the total annual addressable market for our proposed products in the U.S. alone in greater than $4 billion.

Major drivers for the swimwear and beachwear market include relaxed dress codes, increasing interest in body care, social mobility, and acceptance of swimming as relaxing pastime for an aging population and improved performance and innovation in swimwear materials by the textile industry. In particular woman are adopting healthier lifestyles-think CrossFit, yoga, boot camps – and syncing their diets around the farm-to-table phenomena-farmer markets, detox cleanses, growth of beauty and spa industry has fueled the increased sell of swimwear and beachwear as people and in particular woman want to expose their body. The market continues to morph into a year-round business, keeping companies on their toes to produce the right amount of new styles and skis.

Europe and the United States exhibit the largest swimwear market, however Asian countries such as China are experiencing the fastest growth in recent years.

"There is a healthy demand for swimwear, and we can expect this to continue for a few reasons," said Marshall Cohen, chief industry analyst, The NPD Group. "We're seeing the launch of innovative products that provide health benefits and enhanced comfort, including UV protection, thermal swimwear, and more lightweight performance swimwear. Also, let's not forget that stylish swimwear is important to many consumers, who tend to update their suits every season. Combining innovation with such consistent demand enhances the fact that consumer swimwear spending in not going away anytime soon." ( source reference NPD Group Inc. News release, July 21, 2014) .

Competition

The swimwear industry has many competitors s ome of our competitors may have greater access to capital than we do and may use these resources to engage in aggressive advertising and marketing campaigns. The prevalence of aggressive advertising and promotion may generate pricing pressures to which we must respond. We expect that competition will continue to increase. We might not be able to compete with large companies if they were to drive prices down for the swimwear market.

The swimwear market remains challenging with a significate number of key players and an ever expanding number of niche players. Consumers are demanding products that offer comfort, quality and safety and they are ready to spend on premium products. Swimwear companies who have focused primarily on competing at price have seen a decline in their percentage of the market. Those brands that are focused on design innovation and newness, there continues to be opportunity.

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The key and niche players operating in the global swimwear and beachwear market include American Apparel, Inc., Arena Italia S.p.A, Diana Sport, Eveden Group, Jantzen, Inc., La Peral Group, NOZONE Clothing Limited, O'Neill, Inc., PARAH S.p.A., Pentland Group plc., Speedo International Ltd., Perry Ellis International, Inc., Quicksilver, Inc., Seafolly, Seaspray Swimwear, Tefron, TYR Sport and PVH Corp.

Our Product

Our Deseo Swimwear-branded planned portfolio (designed by our founder Suzanne Cope) of DS-Series1, DS-Series2 and DS-Series3 swimwear are designed for the highest levels of performance, styling, and enjoyment for both recreation and beachwear use. The DS-Series1 and DS-Series 2 are geared towards the consumer seeking the most premium swimwear experience that we expect to offer, and generally command a price premium over our competitors swimwear at retail prices ranging from approximately $100 to $200. The DS-Series3 brand is planned to be an entry-level consumer with expected retail pricing from approximately $20 to $75. Our initial product lines will be for women as they account for approximately 70% of the swimwear market.

The Deseo collections are designed to be interchangeable, making the most out of each suit. Any customer that makes two purchases will in effect have four swimsuits. Customers will be given the opportunity to purchase a la carte (one piece at a time), so they can add to their existing collections if they only want a particular top or bottom. Pieces will be able to be worn for day and evening wear components. We have completed the initial design of our DS-Series1 and are in the process of third party manufacturer to produce our sample prototypes prior to going into production for sale. The DS-Series2 and DS-Series3 will be introduced as funding becomes available.

The designs and styles we expect to be recognizable and become synonymous with Deseo Swimwear as a high end fashion statement to be made on the beach, at the pool and on vacation.

Marketing Strategy

The primary strategies of Deseo Swimwear Inc. are:

•	Sell our proposed high-end Dominican Republic inspired swimwear product to boutique retailers and niche on-line stores.

•

Attend Swimwear trade shows and display our proposed swimwear line at those shows, allowing us to access our target market retailers and consumers at the same time. During the next 12 months Deseo Swimwear In. expects to attend at least two swimwear trade shows; The Miami Swim Show, held annually in in Miami, Florida. Considered to be the largest swimwear trade show in the world. The second show is the Swim Collective Trade Show held annually in Huntington Beach, California.

•	Locate a third party sales representative to help market out swimwear line.

•	Our online marketing strategy will rely on our website to provide product information and answer questions our customers may have about our product.

•

Search Engines – we will hire a firm that will assist in Search Engine Optimization ("SOE"). This will assist Deseo to achieve a top search engine ranking to get targeted traffic to our website and potentially increase business leads.

•	Social Media – we intend to have a presence with a Facebook page, Twitter Account and Instagram.

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Compliance with Government Regulation

We are not currently subject to direct federal, state or local regulation and we do not believe that government regulation will have a material impact on the way we conduct our business in the United States.

Employees

We are a startup company and we have no employees as of the date of this prospectus, other than our sole officer and director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Offices

Our office is currently located at 2120 K Street, Unit 2, San Diego, California, 92102. Our telephone number is 1-800-390-3013. This is the office of our President, Suzanne Renee Cope. We do not pay any rent to Ms. Cope and there is no agreement to pay any rent in the future. Upon the completion of our offering, we do not intend to establish an office elsewhere.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 4264 Lady Burton Street, Las Vegas, Nevada 89129.

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 Market for Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for quotation of our common stock on the OTCBB or OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 31 registered shareholders.

Rule 144 Shares

A total of 11,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

 Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions. Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 183,550 shares as of the date of this prospectus; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

•	provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus, people who are our sole officer and director hold all of the 11,000,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

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Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

•	we would not be able to pay our debts as they become due in the usual course of business; or

•

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Plan of Operation

Following the date of this registration statement, our business plan is as follows:

For the first twelve months all of our operations will be performed by our sole officer and director, Suzanne Cope. During that period will out-source third party contractors to design our website, manufacturer our sample line of swimwear, and engage a manufacturer representative(s) to market our line to retail boutiques and on-line stores. The manufacturer representatives will be independent contractors compensated solely in the form of commissions, calculated as a percentage revenues generated from sales our proposed line of swimwear. We will also intend to have a strong presence on social media, such as Facebook and Instagram.

During the next twelve month period we are planning to attend two Swimwear trade shows in 2017 and display our proposed swimwear line at those shows. The first trade show is, "The Miami Swim Show", held annually in in Miami, Florida. It is considered to be the largest swimwear trade show in the world. The second show is the Swim Collective Trade Show held annually in Huntington Beach, California. By attending these trade shows it will allow us to access our target market retailers and display our line of swimwear to consumers at the same time.

To date we have engaged a firm to design and launch our website and expect to have ready to launch our website by the first quarter of 2017 . We have completed the initial design of our first swimwear line under the DS-Series1 and are sourcing third party manufacturers to produce on initial pro-type swimwear designs. We expect to have our initial prototype s wimwear to be read y by the end the third quarter of 2016 and product ready for sale by end of 2016. Sales and revenues expected to be generated in the second quarter of 2017 .

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We therefore expect to incur the following costs in the next 12 months in connection with our business operations:

Prototype samples:	$10,000
General administrative costs:	$7,000
Marketing costs:	$25,000
Professional fees (costs of this offering)	$8,207
Total:	$50,207

While we have sufficient funds on hand to commence business operations, our current cash reserves and our anticipated revenue are not sufficient, to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future.

We anticipate that additional funding also will be in the form of equity financing from the sale of our common stock. Our officer and directors has committed to lend funds (up to $30,000) to the Company for the next twelve months to cover expenses of the Company. Ms. Cope is willing to lend the full amount of these funds to the Company as expenses are incurred, if no other proceeds are available to the Company. However, there is no contract in place or written agreement that legally binds or guarantees that Ms. Cope will provide the funds to the Company and the funds expressed in the above verbal commitment, would be in the form of a non-secure loan and would have no interest and no fixed repayment dates. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing. If we are unable to raise the required financing, we will be delayed in conducting our business plan.

Results of Operations For Period Ended December 31, 2015

We did not earn any revenues from our incorporation on April 20, 2015 to December 31, 2015. We incurred operating expenses in the amount of $13,378 for the period from our inception on April 20, 2015 to December 31, 2015. These operating expenses were comprised of general and administrative expenses of $1,528 and professional fees of $11,850. We do not anticipate earning significant revenues until such time as we have begun to sell our proposed lined of swimwear.

Liquidity and Capital Resources

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have implemented our plan of operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering.

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Deseo Swimwear, Inc. has no substantial revenues anticipated for the next twelve months. Ms. Suzanne Cope has advanced to the Company $11,899 comprised of $11,000 from the sale of founders stock and $899 in loans. The founders stock is priced at $0.001 and Ms. Cope has 11,000,000 shares and is the holder of the majority of our common stock. The Company's sole officer and director Ms. Cope has indicated that she will be willing to provide a maximum of $30,000, required to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds obtained by the Company. However, there is no contract or written agreement in place. As of December 31, 2015, the Company had $17,708 in cash.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. D.C. 20549. Please call for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Directors, Executive Officers, Promoters and Control Persons

Our sole officer and director and her age as of the date of this prospectus is as follows:

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Director:

Name of Director	Age

Suzanne Renee Cope	33

Executive Officers:

Name of Officer	Age	Office

Suzanne Renee Cope	33	President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and Chief Accounting Officer

Biographical Information

Set forth below is a brief description of the background and business experience of our sole officer and director for the past  ten years.

Ms. Cope has acted as our Officer and sole Director since our inception on April 20, 2015. She received a Bachelor Degree in Psychology from Liberty University in Lynchburg VA., in June of 2004. From 2006 to 2011 she worked for Alaska Airlines. From 2012 to present she works for Jet Blue Airways. Ms. Cope intends to devote 30% of her time to designing, planning and organizing activities for Deseo Swimwear.

During the past five years, Ms. Cope has not been the subject to any of the following events:

•	Any bankruptcy petition filed by or against any business of which Ms. Cope was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

•

An order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Cope's involvement in any type of business, securities or banking activities.

•

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Term of Office

Our sole officer and director are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

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Significant Employees

We have no significant employees other than our officers and sole director.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on April 20, 2015 to December 31, 2015 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award ($)	Option Award ($)	Non-Equity Incentive Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)

Suzanne R. Cope President, CEO, CFO, Treasurer, Secretary, Chief Accounting Officer and Director	2015	None	None	None	None	None	None	None	None

Stock Option Grants

We have not granted any stock options to our executive officer since our inception.

Consulting Agreements

We do not have employment or consulting agreements with Ms. Cope. We do not pay her for acting as officer or director.

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Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class

Common Stock	Suzanne Renee Cope President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Chief Accounting Officer and Sole Director	11,000,000	59.93%

Common Stock	All Officers and Directors as a Group	11,000,000	59.93%

The percent of class is based on 18,355,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us . The transactions covered are transaction that exceed one percent of the company's total assets as of December 31, 2015.

•	Any of our directors or officers;

•	Any person proposed as a nominee for election as a director;

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

•	Our sole promoter; Suzanne Renee Cope;

•	Any relative or spouse of any of the foregoing persons who has the same house as such persons;

•	Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

•

During the period from April 20, 2016 to December 31, 2015, the Company's President paid $881 expenses on behalf of the Company. The balance due is unsecured and non-interest-bearing with no set terms of repayment. The funds were used to incorporate the Company in the State of Nevada on April 20, 2016.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our sole officer and director are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

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Deseo Swimwear Inc.

FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Deseo Swimwear Inc.

Las Vegas, Nevada

We have audited the accompanying balance sheet of Deseo Swimwear Inc. as of December 31, 2015 and the related statements of operations, changes in stockholders' equity, and cash flows for the period from April 20, 2015 (Inception) to December 31, 2015. Deseo Swimwear Inc.'s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Deseo Swimwear Inc. as of December 31, 2015 and the results of its operations and its cash flows for the period April 20, 2015 to December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Deseo Swimwear Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, Deseo Swimwear Inc. has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas
March 28, 2016

F-2

DESEO SWIMWEAR INC.

BALANCE SHEET

As of December 31, 2015

ASSETS
CURRENT ASSETS
Cash	$17,708

TOTAL ASSETS	$17,708

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
Accounts payable	$11,850
Due to related party	881

TOTAL CURRENT LIABILITIES	$12,731

STOCKHOLDER'S EQUITY
Common stock
Authorized 75,000,000 shares of common stock, $0.001 par value, Issued and outstanding 18,355,000 shares of common stock	$18,355
Accumulated deficit	(13,378)

TOTAL STOCKHOLDER'S EQUITY	4,977

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$17,708

The accompanying notes are an integral part of these financial statements.

F-3

DESEO SWIMWEAR INC.

STATEMENT OF OPERATIONS

For the Period From April 20, 2015 (Inception) to December 31, 2015

OPERATING EXPENSES
General and administrative	$13,378

TOTAL OPERATING EXPENSES	(13,378)

NET LOSS	$(13,378)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	10,933,164

The accompanying notes are an integral part of these financial statements.

F-4

DESEO SWIMWEAR INC.

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

For the Period from April 20, 2015 (Inception) to December 31, 2015

	Common Stock		Additional	Accumulated
	Number of shares	Amount	Paid-in Capital	Deficit	Total

Balance, April 20, 2015 (inception)	-	$-	$-	$-	$-
Common stock issued for cash	18,355,000	18,355	-	-	18,355
Net loss	-	-	-	(13,378)	(13,378)

Balance, December 31, 2015	18,355,000	$18,355	$-	$(13,378)	$4,977

The accompanying notes are an integral part of these financial statements.

F-5

DESEO SWIMWEAR INC.

STATEMENT OF CASH FLOWS

For the Period From April 20, 2015 (Inception) to December 31, 2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(13,378)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities:
Accounts payable	11,850

NET CASH USED IN OPERATING ACTIVITIES	(1,528)

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of common stock	18,355
Advances from related party	881

NET CASH PROVIDED BY FINANCING ACTIVITIES	19,236

NET INCREASE IN CASH	17,708

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$17,708

The accompanying notes are an integral part of these financial statements.

F-6

DESEO SWIMWEAR INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

Deseo Swimwear Inc. (the "Company") was incorporated in the State of Nevada on April 20, 2015 and established a fiscal year end of December 31. The Company is organized to design, manufacture and sell Dominican Republic inspired swimwear.

Basis of Presentation

These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Earnings (Loss) per Common Share

The basic earnings (loss) per common share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares during the period. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company. As of December 31, 2015, there were no common stock equivalents outstanding.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company estimates the fair value of each stock-based compensation award at the grant date by using Black-Scholes Option Pricing Model. The fair value determined represents the cost of the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award. As stock-based compensation expense is recognized based on awards ultimately expected to vest. Excess tax benefits, if any, are recognized as additional paid in capital.

F-7

DESEO SWIMWEAR INC.

NOTES TO FINANCIAL STATEMENTS

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 2 – GOING CONCERN

To date the Company has generated no revenues from its business operations and has incurred operating losses of $13,378 since inception. As at December 31, 2015, the Company has a working capital of $4,977. The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. As of December 31, 2015, the Company has issued 11,000,000 founders shares at $0.001 per share for net proceeds of $11,000; and 7,355,000 private placement shares at $0.001 for net proceeds of $7,355. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 3 – RELATED PARTY TRANSACTIONS

During the period from April 20, 2015 to December 31, 2015, the Company's CEO paid $881 expenses on behalf of the Company. The balance due is unsecured and non-interest-bearing with no set terms of repayment.

NOTE 4 – INCOME TAXES

The significant component of deferred income tax assets at December 31, 2015 is as follows:

Net operating loss carry-forward	$4,549
Less: valuation allowance	(4,549)
Net deferred income tax asset	$–

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations. The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of December 31, 2015, the Company has no unrecognized income tax benefits. The Company's policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the period from April 20, 2015 to December 31, 2015 and no interest or penalties have been accrued as of December 31, 2015. As of December 31, 2015, the Company did not have any amounts recorded pertaining to uncertain tax positions.

F-8

DESEO SWIMWEAR INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 4 – INCOME TAXES - CONTINUED

A reconciliation of the provision for income taxes at the United States federal statutory rate for the period from April 20, 2015 to December 31, 2015 as reported is as follows:

Net loss before income taxes per financial statements	$(13,378)
Income tax rate	34%
Income tax benefit	(4,549)
Change in valuation allowance	4,549
Provision for income taxes	$–

NOTE 5 – EQUITY

The Company has 75,000,000 common shares authorized with a par value of $0.001 per share. No preferred shares have been authorized or issued.

Between May 5, 2015 and June 1, 2015, the Company sold 7,355,000 of common stock to 30 shareholders at $0.001 per share for cash proceeds of $7,355.

On June 4, 2015, the Company sold 5,000,000 of common shares at $0.001 per share to the sole director and President of the Company for cash proceeds of $5,000.

On December 28, 2015, the Company sold 6,000,000 common shares at $0.001 per share to the sole director and President of the Company for cash proceeds of $6,000.

NOTE 6 – SUBSEQUENT EVENTS

The Company's management reviewed all material events through the date these financial statements were issued for subsequent event disclosure consideration.

F-9

Part II

Information Not Required In The Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$7.41
Transfer Agent Fees	$1,000.00
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$1,500.00
Edgar filing fees	$700.00

Total	$8,207.41

All amounts are estimates other than the Commission's registration fee.

Indemnification of Directors and Officers

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders; however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

Our officers and sole director are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation. Excepted from that immunity are:

•	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

•	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

•	a transaction from which the director derived an improper personal profit; and

•	willful misconduct.

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Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

•	such indemnification is expressly required to be made by law;

•	the proceeding was authorized by our Board of Directors;

•	such indemnification is provide by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

•	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amountsshould it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is notobtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

We issued 5,000,000 shares of our common stock to Suzanne Renee Cope on June 4, 2015 and 6,000,000 shares of December 28, 2015. Ms. Cope is our President, Chief Executive Officer, Secretary, Treasurer, and our sole director. She acquired these 11,000,000 shares at a price of $0.001 per share for total proceeds to us of $11,000.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").

In connection with this issuance, Ms. Cope was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

She also represented to us that she was acquiring the shares as principal for her own account with investment intent. She also represented that she was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision. This issuance of securities was not accompanied by general advertisement or general solicitation. The shares were issued with a Rule 144 restrictive legend.

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We completed an offering of 7,355,000 shares of our common stock at a price of $0.001 per share to the following 30 purchasers on June 1, 2015:

Name of Subscriber	Number of Shares
Ivan Ricardo Montilla Cuello	300,000
Jose Carlos Suarz Caceres	285,000
Yodaliz del la Cruz	280,000
Miguel Angel Cruz	300,000
Ivan Suero De Jesus	300,000
Dayson Gabriel Sosa Demorizi	185,000
Artemio Alberto Cedano Diaz	280,000
Ricardo Marte De Jesus	280,000
Luis Miguel Suarez Diguele	200,000
Cesar Alberto Ramirez Guzman	170,000
Alan Francisco Jimenez	300,000
Hassell Antonio Francis Lebron	160,000
Jeffri Maldonado	170,000
Jose Dolores Barrous Medina	235,000
Martin Encarnacion Ozorio	170,000
Elisa Caceres Palacios	300,000
Luisa Alejandrina Diaz Perez	260,000
Narcys Joelissa Sosa Pena	270,000
Francisca Peralta S.	150,000
Amaury German Peralta	255,000
Franchesca Santana Perez	210,000
Leonardo Perez	300,000
Diego Manuel Garcia Sanchez	170,000
Francisco A. Sanchez G.	300,000
Joaquin de los Santos	290,000
Daniela De Castro Tejeda	300,000
Marino Abrev Tejea	235,000
Pedro Morel Valdez	170,000
Crucelia Al T. Perez Vallejo	255,000
Yaneiry Perez Vallejo	275,000

The total amount received from this offering was $7,355. We completed this offering pursuant to Regulation S of the Securities Act.

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Regulation S Compliance

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States. We also did not engage any distributors, any respective affiliates, nor to any other person on our behalf to make directed selling efforts in the United States

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

Exhibits

Exhibit Number	Description

3.1	Articles of Incorporation

3.2	By-Laws

5.1	Legal opinion of Befumo & Schaeffer, PLLC, with consent to use

23.1	Consent of GBH CPAs, PC

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The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of San Diego, California, on April 29, 2016.

Deseo Swimwear Inc.

By:	/s/ Suzanne Renee Cope
Suzanne Renee Cope
President, Chief Executive Officer, Chief Accounting Officer,
Chief Financial Officer, Secretary, Treasurer and sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Suzanne Renee Cope	President, Chief Executive	April 29, 2016
Suzanne Renee Cope	Chief Accounting Officer,
Chief Financial Officer, Secretary, Treasurer and sole Director

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EXHIBIT INDEX

Exhibit Number	Document Description

3.1	Articles of Incorporation

3.2	By-Laws

5.1	Legal opinion of Befumo & Schaeffer, PLLC, with consent to use

23.1	Consent of GBH CPAs, PC

34